    As filed with the Securities and Exchange Commission on October 23, 2000



                                                      Registration No. 333-47858


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                    ----------------------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    ----------------------------------------

                             USINTERNETWORKING, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                             52-2078325
     (State or Other Jurisdiction of          (IRS Employer Identification
      Incorporation or Organization)                    Number)

                                  One USi Plaza
                         Annapolis, Maryland 21401-7478
                                 (410) 897-4400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             William T. Price, Esq.
                  Vice President, Secretary and General Counsel
                                  One USi Plaza
                         Annapolis, Maryland 21401-7478
                                 (410) 897-4400

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                     of Agent For Service) with a copy to:

                            John D. Watson, Jr., Esq.
                                Latham & Watkins
                   1001 Pennsylvania Avenue, N.W., Suite 1300
                             Washington, D.C. 20004
                                 (202) 637-2200

                    ----------------------------------------

              Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    ----------------------------------------




       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                Explanatory Note

This Amendment No. 1 to the Form S-3 Registration Statement (Registration No. 333-47858) of USinternetworking, Inc. is being filed solely to include an Exhibit to the Registration Statement. Accordingly, Part 1, the form of prospectus, has been omitted from this filing.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the Notes and common stock registered under this prospectus:

          SEC Registration Fee                                                 $   39,600
          Printing and Mailing Costs                                               10,000
          Legal Fees and Expenses                                                  50,000
          Accounting Fees and Expenses                                             10,000
          Miscellaneous expenses                                                    5,000
                                                                                 --------

          Total                                                                $  114,600
                                                                                 ========

ITEM 15. LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     The Company's Certificate provides that an officer or director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its officers or directors from compliance with federal or state securities laws. The Certificate also generally provides that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such Proceeding. An officer or director shall not be entitled to indemnification by the Company if (i) the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

     The Bylaws of the Company provide that it shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, and may indemnify any employee or agent of the Company in such circumstances, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification may be provided for any person who shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or who had reasonable cause to believe that his or her conduct was unlawful. Indemnification must be provided to any director, officer, employee or agent of the Company to the extent such person has been successful, on the merits or otherwise, in defense of any action or claim described above. Any indemnification under this provision of the Bylaws, unless required under the Bylaws or ordered by a court, can be made only as authorized in each specific case upon a determination by a majority of disinterested directors or by independent legal counsel or by the stockholders that such indemnification is appropriate under the standard set forth in the preceding sentence.

ITEM 16.  EXHIBITS

 (a) Exhibits

       EXHIBIT
         NO.            DESCRIPTION
       -------          -----------

      4.1(a)            Second Amended and Restated Certificate of Incorporation of
                        the Company.

      4.2(a)            Amended and Restated Bylaws of the Company.

      4.3(c)            First Amendment to the Company's Second Amended and Restated
                        Certificate of Incorporation.

      4.4(b) Specimen Certificate for shares of Common Stock, $.001 par value, of the Company.

      5.1(#)            Opinion of Latham & Watkins with respect to the validity of the Common Stock.

     23.1(#)            Consent of Ernst & Young LLP, independent auditors
                        (regarding the Company's financial statements).

     23.2(*) Consent of Bassan & Associados S.C., independent auditors (regarding IIT financial statements).

     23.3(#)            Consent of Ernst & Young LLP, independent auditors
                        (regarding IIT financial statements).

     23.5(#)            Consent of Latham & Watkins (included in Exhibit 5.1).

     24.1(#)            Powers of Attorney (included on signature page herein and as previously filed).


*    Filed herewith.


#    Previously filed.


(a) Incorporated by reference to the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-93299).

(b) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-70717)

(c) Incorporated by reference to Company's Registration's Statement on Form S-1, as amended (Reg. No. 333-95543).


(b)  Schedules

     All schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     - To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. However, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information about the plan of distribution not previously disclosed in this registration statement or any material change to this information in this registration statement.

     However, subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     - That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     - To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                As far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the provisions of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on October 23, 2000.


                      USINTERNETWORKING, INC.


                      By:      /s/    WILLIAM T. PRICE
                               ------------------------------------
                               WIlliam T. Price
                               Vice President, Secretary and General Counsel

                Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below on October 23, 2000 by the following persons in the capacities indicated.


               SIGNATURE                                          TITLE
               ---------                                          -----
            *                         Chairman of the Board
---------------------------
Christopher R. McCleary

            *                         Chief Executive Officer and Director
----------------------------
Andrew A. Stern

            *                         President -E-Commerce Business Unit and Director
----------------------------
Stephen E. McManus

            *                         Senior Vice President and Chief Financial Officer
----------------------------
Mark J. McEneaney

                                      Director
----------------------------
R. Dean Meiszer

                                      Director
--------------------------
Benjamin Diesbach

            *                         Director
--------------------------
Ray A. Rothrock

            *                         Director
--------------------------
Frank A. Adams

            *                         Director
------------------------
William F. Earthman

            *                         Director
----------------------
John H. Wyant

                                      Director
---------------------
Joseph R. Zell

            *                         Director
---------------------
Michael C. Brooks

                                      Director
---------------------
David J. Poulin

                                      Director
---------------------
Cathy M. Brienza

                                      Director
---------------------
Kenneth E. Sichau



*By: /s/ WILLIAM T. PRICE
     ------------------------
     WILLIAM T. PRICE
     ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


       EXHIBIT
         NO.            DESCRIPTION
       -------          -----------
      4.1(a)            Second Amended and Restated Certificate of Incorporation of
                        the Company.

      4.2(a)            Amended and Restated Bylaws of the Company.

      4.3(c)            First Amendment to the Company's Second Amended and Restated
                        Certificate of Incorporation.

      4.4(b) Specimen Certificate for shares of Common Stock, $.001 par value, of the Company.

      5.1(#)            Opinion of Latham & Watkins with respect to the validity of the Common Stock.

     23.1(#)            Consent of Ernst & Young LLP, independent auditors
                        (regarding the Company's financial statements).

     23.2(*) Consent of Bassan & Associados S.C., independent auditors (regarding IIT financial statements).

     23.3(#)            Consent of Ernst & Young LLP, independent auditors
                        (regarding IIT financial statements).

     23.5(#)            Consent of Latham & Watkins (included in Exhibit 5.1).

     24.1(#)            Powers of Attorney (included on signature page herein and as previously filed).


*    Filed herewith.


#    Previously filed.


(a) Incorporated by reference to the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-93299).

(b) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-70717)

(c) Incorporated by reference to Company's Registration's Statement on Form S-1, as amended (Reg. No. 333-95543).